UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NESS TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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Ness Tower Atidim High-Tech Industrial Park Building 4 Tel Aviv 61580, Israel
April 21, 2009

Dear Stockholders:

It is our pleasure to invite you to the 2009 Annual Meeting of Stockholders of Ness Technologies. We will hold the meeting on Monday, June 15, 2009, at 2:00 p.m. local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, NY 10022.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, please vote your shares by completing, signing and dating the proxy card or voting instruction card and returning it in the prepaid envelope.

Thank you for your ongoing support of and continued interest in Ness Technologies.

Sincerely,

Aharon Fogel Chairman of the Board	Sachi Gerlitz President and Chief Executive Officer

NESS TECHNOLOGIES, INC. AND SUBSIDIARIES

Ness Technologies, Inc.
Ness Tower
Atidim High-Tech Industrial Park, Building 4
Tel Aviv 61580, Israel

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Monday, June 15, 2009
Place	The offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, NY 10022
Items of Business	1. To elect seven directors
2. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2009
3. To consider such other business as may properly come before the meeting
Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a stockholder of Ness Technologies as of the close of business on April 16, 2009.
Meeting Admission	You are entitled to attend the annual meeting only if you were a stockholder of Ness Technologies as of the close of business on April 16, 2009 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to your being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 16, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting. If you intend to vote shares you hold beneficially in street name with a broker, trustee or nominee, you will also need to obtain and present a “legal proxy” from the broker, trustee or nominee that holds your shares, which will give you the right to vote the shares at the annual meeting.
The annual meeting will begin promptly at 2:00 p.m., local time. You should allow adequate time for the check-in procedures.
Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card.

By order of the Board of Directors,

Ilan Rotem
Chief Legal Officer and Secretary

This notice of annual meeting, proxy statement and form of proxy are being distributed on or about May 11, 2009.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on June 15, 2009

This proxy statement, our form of proxy card and our annual report on Form 10-K for the year ended December 31, 2008 are available on the Internet at the following address:

http://proxymaterials.ness.com

PROXY STATEMENT

In this Proxy Statement, we use the terms “Ness,” “we,” “our,” “us” and “the Company” to refer to Ness Technologies, Inc. and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this proxy statement?
A:	The board of directors is soliciting your proxy to vote at the annual meeting because you were a stockholder at the close of business on April 16, 2009, the record date, and are entitled to vote at the meeting.

This proxy statement and 2008 annual report, along with either a proxy card or a voting instruction card, are being mailed to stockholders beginning May 11, 2009. The proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	What information is contained in this proxy statement?
A:	The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our board and board committees, the compensation of directors, the principal executive and financial officers and the other three most highly paid executive officers for fiscal 2008, and certain other required information.
Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.
Q:	How may I obtain an additional set of proxy materials?
A:	All stockholders also may write to us to request an additional copy of these materials. The address is:

Investor Relations
Ness Technologies
3 University Plaza, Suite 600
Hackensack, NJ 07601 USA

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The proxy statement, annual report and proxy card have been sent directly to you by Ness.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if they offer that alternative. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	What am I voting on?
A:	You are voting on the following proposals:
•	To elect seven directors
•	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2009
•	To consider such other business as may properly come before the meeting

The board recommends a vote FOR each of the nominees to the board of directors and FOR the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young

Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Q:	What is the voting requirement to elect the directors and to approve each of the proposals?
A:	In the election of directors, each director receiving a plurality of affirmative “FOR” votes will be elected. You may withhold votes from any or all nominees. Except for the votes that stockholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy FOR the nominees as directors of Ness.

All other proposals require the affirmative “FOR” vote of a majority of the votes cast on the matter. Thus, abstentions will not affect the outcome of the vote on the proposal. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is present.

Q:	What happens if a nominee for director does not stand for election?
A:	If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remainder of nominees and may be voted for substitute nominees in place of those who do not stand. We have no reason to expect that any of the nominees will not stand for election.
Q:	How many votes do I have?
A:	You are entitled to one vote for each share of common stock that you hold.
Q:	Is cumulative voting permitted for the election of directors?
A:	We do not use cumulative voting for the election of directors.
Q:	How do I vote?
A:	You may vote using any of the following methods:
•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR the election of directors and FOR the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
•	By telephone or the Internet. This is allowed if you are a beneficial owner of shares and your broker, bank or nominee offers this alternative.
•	In person at the annual meeting. All stockholders may vote in person at the annual meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspector of election with your ballot when you vote at the meeting.
Q:	What can I do if I change my mind after I vote my shares?
A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the annual meeting by:
•	sending a written notice of revocation to the Secretary of Ness;
•	submitting a new, proper proxy after the date of the revoked proxy; or
•	attending the annual meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the annual meeting will not, by itself, revoke a proxy.

Q:	What happens if additional matters are presented at the annual meeting?
A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mr. Gerlitz, Mr. Segev and Mr. Rotem, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remainder of nominees and may be voted for substitute nominees in place of those who do not stand.
Q:	How many shares must be present or represented to conduct business at the annual meeting?
A:	A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to be voted is represented at the annual meeting, either in person or by proxy. Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum. As of April 16, 2009, 38,698,531 shares of our common stock were issued and outstanding.
Q:	How can I attend the annual meeting?
A:	You are entitled to attend the annual meeting only if you were a Ness stockholder or joint holder as of the close of business on April 16, 2009 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 16, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 2:00 p.m., local time. You should allow adequate time for the check-in procedures.

Q:	How can I vote my shares in person at the annual meeting?
A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so that your vote will be counted if you later decide not to attend the meeting.
Q:	What is the deadline for voting my shares?
A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting.

If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee. You may vote your shares in person at the annual meeting, only if at the annual meeting you provide a legal proxy obtained from your broker, trustee or nominee.

Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Ness or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.
Q:	How are votes counted?
A:	For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will have no effect on the outcome of the vote. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the board (“FOR” the election of all seven directors, “FOR” the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and in the discretion of the proxy holders, Mr. Gerlitz, Mr. Segev and Mr. Rotem, on any other matters that properly come before the meeting).

Q:	Where can I find the voting results of the annual meeting?
A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.
Q:	When are stockholder proposals due for the 2010 annual meeting?
A:	In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to:

Chief Legal Officer and Secretary
Ness Technologies
Ness Tower
Atidim High-Tech Industrial Park, Building 4
Tel Aviv 61580, Israel

and received at this address by January 11, 2010.

Our by-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but is instead sought to be presented directly at the 2010 annual meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2009 annual meeting. As a result, proposals submitted pursuant to these provisions of our by-laws must be received no sooner than by the start of business on February 15, 2010 and not later than by the close of business on March 17, 2010. Proposals should be sent to the address and in the manner set forth above and should include the information set forth in our by-laws, which are posted on our web site, investor.ness.com.

Q:	Are there any stockholders who own more than 5 percent of Ness’ shares?
A:	According to filings made with the Securities and Exchange Commission (the “SEC”) on or before April 16, 2009, two entities each own over 5 percent of our outstanding common stock. See “Voting Securities and Principal Holders Thereof” on page 20 for more information.
Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:	Ness Technologies is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Q:	How can I obtain Ness’ corporate governance information?
A:	The following information is available on our web site, investor.ness.com, and is also available in print to any stockholder who requests it:
•	Amended and Restated Certificate of Incorporation of Ness Technologies
•	Amended and Restated By-Laws of Ness Technologies
•	Our board committee charters: Audit Committee, Nominating and Governance Committee, and Stock Option and Compensation Committee
•	Board committee composition
•	Our Code of Business Conduct and Ethics
•	Our policy regarding stockholder communications with the board

Q:	How may I obtain Ness’ 2008 Annual Report on Form 10-K and other financial information?
A:	A copy of our 2008 Annual Report on Form 10-K is enclosed.

Stockholders may request another free copy of our 2008 Annual Report on Form 10-K and other financial information from:

Investor Relations
Ness Technologies
3 University Plaza, Suite 600
Hackensack, NJ 07601 USA
+1 (201) 488-3262

Alternatively, current and prospective investors can access the Form 10-K and other financial information on our Investor Relations web site at investor.ness.com.

We will also furnish any exhibit to the 2008 Annual Report on Form 10-K if specifically requested. Our SEC filings are also available free of charge at the SEC’s web site, www.sec.gov.

Q:	What if I have questions for Ness’ transfer agent?
A:	Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038

Telephone: (800) 937-5449 (U.S. and Canada)
Telephone: +1 (718) 921-8124 (international)
Fax: +1 (718) 236-2641

Q:	Who can help answer my questions?
A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact us at:

Investor Relations
Ness Technologies
3 University Plaza, Suite 600
Hackensack, NJ 07601 USA
+1 (201) 488-3262

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Independence

The board of directors has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with Ness. A material relationship is one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of Ness and its stockholders. In determining whether a material relationship exists, the board considers, for example, the sales or charitable contributions between Ness Technologies and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a former employee of ours. The board consults with our counsel to ensure that the board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in the rules of the Nasdaq Global Market as in effect from time to time. The Nominating and Governance Committee periodically reviews the board’s approach to determining director independence and recommends changes as appropriate for consideration and approval by the full board.

Consistent with these considerations, the board has reviewed all relationships between Ness and the members of the board and affirmatively has determined that all directors are independent directors, except Mr. Fogel and Mr. Gerlitz because they are either currently, or within in the last three years have been, employed by or received compensation in excess of $100,000 from Ness. In making these independence determinations, the board considered the historical stock ownership of Nesstech LLC (in respect of Mr. Wolfson).

Board Structure and Committee Composition

As of the date of this proxy statement, our board has seven directors and the following three standing committees: Audit Committee, Nominating and Governance Committee, and Stock Option and Compensation Committee (the “Compensation Committee”). In addition, the board from time to time establishes special purpose committees.

The committee membership and meetings during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the board. All of the committee charters are available on our web site at investor.ness.com under the heading “Board Committees.”

Director	Board of Directors	Audit Committee	Stock Option and Compensation Committee	Nominating and Governance Committee
Dr. Satyam C. Cherukuri	Director	Chairman		Member
Mr. P. Howard Edelstein	Director		Member
Mr. Gabriel Eichler(1)	Director
Mr. Aharon Fogel	Chairman
Mr. Sachi Gerlitz	Director
Mr. Dan S. Suesskind	Director	Member, Financial Expert		Member
Mr. Morris Wolfson	Director	Member	Chairman	Chairman
Dr. Henry Kressel(2)
Dr. Kenneth A. Pickar(3)

(1)	Mr. Eichler was recommended to the Nominating and Governance Committee by one of our executive officers. Mr. Eichler was evaluated by the Nominating and Governance Committee, which determined that he met the board’s criteria for membership and which subsequently recommended him for election to the board of directors. Mr. Eichler was elected to the board by our board of directors effective December 1, 2008. No fees were paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for this position.
(2)	Dr. Kressel served as an independent director from 1999 until our June 16, 2008 annual stockholders’ meeting, when he was replaced by Mr. Edelstein. Dr. Kressel’s position as chairman of our Compensation Committee was filled by Mr. Wolfson, and his position as a member of our Nominating and Governance Committee was filled by Dr. Cherukuri. Mr. Wolfson’s vacated position as a member of the Compensation Committee was filled by Mr. Edelstein.

(3)	Dr. Pickar served as an independent director from August 2005 until our June 16, 2008 annual stockholders’ meeting. His position on the board was replaced effective December 1, 2008 by Mr. Eichler. Dr. Pickar’s position as a member of the Audit Committee was filled by Mr. Wolfson.

During 2008, the board held twelve meetings. Each director attended at least 75% of all board meetings (during the period when he was a director) and applicable committee meetings (during the periods when he was a committee member). From time to time, the members of the board of directors and committees thereof also acted by unanimous written consent pursuant to the laws of the State of Delaware.

The Audit Committee met four times during 2008, and each committee members attended all meetings held during the period when he served. The Compensation Committee met five times during 2008, and each committee member attended all meetings held during the period when he served. The Nominating and Governance Committee held several informal meetings in 2008, and acted by unanimous written consent on two occasions.

We have no written policy regarding board member attendance at annual meetings. No board members were present at our 2008 annual meeting of stockholders.

Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Board Committees

Our board of directors has three standing committees to assist it with its responsibilities. These committees are described below.

The Audit Committee, which is comprised solely of directors who satisfy the Nasdaq Global Market and SEC audit committee membership requirements, is governed by a board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management, our internal auditors and our independent registered public accounting firm (the independent auditors) on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains our independent auditors. It maintains direct responsibility for the compensation, termination and oversight of our independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Audit Committee also monitors compliance with our policies on ethical business practices and reports on these items to the board. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. Further, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by Ness, which are described under “Stockholder Communications with the Board” on page 10 of this proxy statement. The Audit Committee’s Report is included on page 40 of this proxy statement, and the Audit Committee’s charter is available on our web site, investor.ness.com, and in print to any stockholder who requests it. Our Audit Committee is comprised of Dr. Cherukuri, Mr. Suesskind and Mr. Wolfson, and Dr. Cherukuri is the chairman of the Audit Committee.

Financial Expert on Audit Committee:  The board has determined that Mr. Suesskind, the recently-retired chief financial officer of Teva Pharmaceutical Industries Limited, is the Audit Committee financial expert, as defined under the Exchange Act. The board made a qualitative assessment of Mr. Suesskind’s level of knowledge and experience based on a number of factors, including his formal education and experience as chief financial officer of Teva for over 30 years.

The Stock Option and Compensation Committee, which is comprised solely of independent directors, determines all compensation for our chief executive officer; reviews and approves corporate goals relevant to the compensation of our chief executive officer and evaluates our chief executive officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officer compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock incentive plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. The Compensation Committee makes recommendations on organization, succession, the election of officers, consultancies and similar matters where board approval is required. The Compensation Committee’s report is furnished on page 28 of this proxy statement, and the Compensation Committee’s charter is available on our web site, investor.ness.com, and in print to any stockholder who requests it. Our Compensation Committee is comprised of Mr. Edelstein and Mr. Wolfson, and Mr. Wolfson is the chairman of the Compensation Committee.

The Nominating and Governance Committee, which is comprised solely of independent directors, considers and makes recommendations on matters related to the practices, policies and procedures of the board and takes a leadership role in shaping the corporate governance of Ness. As part of its duties, the Nominating and Governance Committee assesses the size, structure and composition of the board and board committees, coordinates evaluation of board performance and reviews board compensation. The Nominating and Governance Committee also acts as a screening and nominating committee for candidates considered for election to the board. In this capacity it concerns itself with the composition of the board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating and Governance Committee evaluates prospective nominees identified on its own initiative or referred to it by other board members, management, stockholders or external sources and all self-nominated candidates, using the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other board members, management and search companies. The Nominating and Governance Committee’s charter is available on our web site, investor.ness.com, and in print to any stockholder who requests it. Our Nominating and Governance Committee is comprised of Dr. Cherukuri, Mr. Suesskind and Mr. Wolfson, and Mr. Wolfson is the chairman of the Nominating and Governance Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applying to our directors, executive officers and other employees. The code is available on our web site, investor.ness.com.

The code is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the code to appropriate persons identified in the code, and (v) accountability for adherence to the code. Amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC rules will be disclosed on our web site at investor.ness.com.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the board, or specified individual directors, according to the procedures described below.

We will forward all communications from security holders and interested parties to the full board, to non-management directors, to an individual director or to the chairperson of the board committee that is most closely related to the subject matter of the communication, except for the following types of communications:

•	communications that advocate that we engage in illegal activity;
•	communications that, under community standards, contain offensive or abusive content;
•	communications that have no relevance to our business or operations; and
•	mass mailings, solicitations and advertisements.

The corporate secretary and chief legal officer will determine when a communication is not to be forwarded.

Our acceptance and forwarding of communications to the directors does not imply that the directors owe or assume any fiduciary duties to persons submitting the communications.

In addition, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by Ness regarding accounting, internal accounting controls or auditing matters. We have also established procedures for confidential, anonymous submissions by employees with respect to such matters.

You can write to the Ness board at the following address:

Board of Directors (or name of individual director)
c/o Corporate Secretary
Ness Technologies
Ness Tower
Atidim High-Tech Industrial Park, Building 4
Tel Aviv 61580, Israel

Employees and stockholders who want to raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters can write to the Audit Committee at the following address:

Chairman, Audit Committee
c/o Corporate Secretary
Ness Technologies
Ness Tower
Atidim High-Tech Industrial Park, Building 4
Tel Aviv 61580, Israel

Director Nominations

The Nominating and Governance Committee evaluated and recommended director nominees for the election of directors at the annual meeting. In fulfilling its responsibilities, this committee considered the following factors:

•	the appropriate size of the board of directors and its committees;
•	our needs with respect to the particular talents and experience of our directors;
•	the knowledge, skills and experience of nominees, including experience in the information technology industry, the nonprofit sector, business, finance, administration or public service, and the knowledge, skills and experience already possessed by other members of the board of directors;
•	experience with accounting rules and practices;
•	applicable regulatory and securities exchange/association requirements;
•	appreciation of the relationship of our business to the changing needs of society; and
•	a balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

The Nominating and Governance Committee’s goal is to assemble a board of directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of Ness and its stockholders. The committee does, however, recognize that, under applicable regulatory requirements, at least one member of the board must meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the board must meet the definition of “independent director” under Nasdaq rules. The Nominating and Governance Committee also believes it appropriate for certain key members of our management to participate as members of the board.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the board willing to continue their service. Incumbent members of the board with skills and experience that are relevant to our business and who are willing to continue their service are considered for re-nomination, keeping in mind a balance between the value of continuity of service by existing members of the board and that of obtaining a new perspective. If any incumbent member of the board does not wish to continue his or her service, the Nominating and Governance Committee will seek to identify a new nominee based on the desired skills and experience described above. Members of the Nominating and Governance Committee and board of directors will be polled for suggestions as to individuals meeting such criteria. If the Nominating and Governance Committee believes that the board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. Alternative sources may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating and Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. Any recommendation for director nominee submitted by a qualifying stockholder must be received by us no earlier than 120 days and not later than 90 days prior to the anniversary of the date of the prior year’s annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to our Corporate Secretary in writing at Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv 61580, Israel and must contain the following information:

•	the name and address of the stockholder who intends to make the recommendation;
•	a representation by the stockholder that he/she is a stockholder of record at the time of the recommendation and will be entitled to vote at the stockholders annual meeting for which the recommendation is being made;
•	the candidate’s name, age, contact information and current principal occupation or employment;
•	a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;
•	such other information regarding each candidate proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each candidate been nominated, or intended to be nominated, by the board;
•	a description of all arrangements or understandings between the stockholder and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation or recommendations are to be made by the stockholder;
•	the candidate’s resume;
•	three (3) references; and
•	the consent of each candidate to serve as a director of Ness if so elected.

The Nominating and Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the Nominating and Corporate Governance process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the committee.

All the director nominees named in this proxy statement met the board’s criteria for membership and were recommended by the Nominating and Governance Committee for election by stockholders at this annual meeting.

Transactions with Related Persons, Promoters and Certain Control Persons

For the fiscal year ended December 31, 2008, there were no transactions that were required to be described under Item 404(a) of Regulation S-K.

Procedures for Review and Approval of Transactions with Related Persons

The Audit Committee is responsible for reviewing and approving all related-party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

Our Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, states that conflict of interest situations (when a person’s private interest interferes in any way with the interests of the Company) are only permitted to the extent allowed under certain guidelines approved by our board of directors. Our procedures with respect to the employment of relatives of executives is as follows: (i) offers of junior-level employment made to relatives of executives must be examined and approved by our chief executive officer and our chief legal officer; and (ii) offers of senior-level employment made to relatives of executives must be examined and approved by the Compensation Committee.

The abovementioned procedures are in addition to the Audit Committee approval process for transactions rising to the level of related-party transactions as defined under Item 404 of Regulation S-K.

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

There are seven nominees for election to our board of directors this year. Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Information regarding the business experience of each nominee is provided below.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the seven persons recommended by the board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

All of the nominees have indicated to Ness that they will be available to serve as directors. If for any reason any nominee does not stand for election, unless the board reduces the number of directors, any proxies we receive will be voted in favor of the remainder of nominees and may be voted for substitute nominees in place of those who do not stand. We have no reason to expect that any of the nominees will not stand for election.

Our board recommends a vote FOR the election to the board of each of the nominees.

Vote Required

Each director receiving a plurality of affirmative votes will be elected. You may withhold votes from any or all nominees. Except for the votes that stockholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy FOR the nominees as directors of Ness.

Nominees

Aharon Fogel Director since 1999 Age 61	Aharon Fogel has served as a member of our board and its chairman since 1999. Since December 2000, he has served as the chairman of the board of Migdal Insurance Company Ltd., Israel’s largest insurance company. Mr. Fogel served as general partner of Jerusalem Venture Partners, an Israeli venture capital fund, from 1996 to 1999. Mr. Fogel has held a number of senior positions, including Director General of the Israel Ministry of Finance, Chairman of Leumi & Co. Investment Bank, Chairman of the Hadassah Medical Center, and Director of the Economic & Control Division of Clal Israel Ltd. He holds a B.A. in Economics and Statistics from the Hebrew University of Jerusalem.
Sachi Gerlitz Director since 2007 Age 55	Sachi Gerlitz has served as our president and chief executive officer since March 2007, and as a member of our board since February 2007. Prior to joining Ness, Mr. Gerlitz served as acting chairman of Mobixell Networks and chairman of the board of the Israel Mobile Association. From 2001 through 2006, Mr. Gerlitz was a partner at Apax Partners, a large, global private equity firm managing assets of over $25 billion, where he focused on leveraged transactions and technology investments. He also served on the boards of a number of public and private companies, such as Bezeq, Starhome BV, Crescendo Networks and Bitband Technologies. Prior to joining Apax Partners, Mr. Gerlitz served for 10 years at Comverse Technologies, through 2000, including as president of the Asia Pacific division, vice president of business development and marketing, chief technology officer, and executive vice president. Before joining Comverse, he served in various roles at Telrad Telecommunication Industries, Hadassah University Hospital, and the Israeli Defense Force. Mr. Gerlitz received a B.Sc. in Electronic Engineering from Tel-Aviv University in 1978, and is a graduate of the Business Administration Program for Industry Management at Bar-Ilan University.

Morris Wolfson Director since 1999 Age 48	Morris Wolfson is the founder of our company and has served as a member of our board since our inception in 1999. Mr. Wolfson has been a private investor and entrepreneur since 1983, with investments in a variety of companies and investment vehicles. He is a member of the Wolfson family, the principals of the Wolfson Group, which together with other Wolfson family entities has historically owned and developed commercial real estate and actively invests in a diverse array of investments and investment vehicles, including a substantial portfolio of hedge funds and private equity funds.
Dr. Satyam C. Cherukuri Director since 2004 Age 52	Dr. Satyam C. Cherukuri has served as a member of our board since October 2004. Since September 2006, Dr. Cherukuri has served as the chairman and chief technology officer of Medived Innovations, Inc., a privately-held manufacturer of medical devices and therapeutic solutions for global emerging markets. From June 2002 to August 2006, Dr. Cherukuri served as president and chief executive officer of Sarnoff Corporation, a technology services provider and manufacturer of electronic, biomedical and information technology products and services. From November 2000 to June 2002, Dr. Cherukuri served as the chief operating officer of Sarnoff Corporation and from 1998 to 2000 he served as managing director of Sarnoff’s life sciences and systems unit. Dr. Cherukuri joined Sarnoff Corporation in 1989 as a researcher and prior to that worked as a researcher at Olin Corporation, a materials producer, and Siemens AG. Dr. Cherukuri received a B.Tech. in Ceramic Engineering from Banaras Hindu University in India and an M.S. in Glass Science and Ph.D. in Ceramics from Alfred University.
Dan S. Suesskind Director since 2004 Age 65	Dan S. Suesskind has served as a member of our board since October 2004. Mr. Suesskind worked in various capacities, including board membership, for Teva Pharmaceutical Industries Limited, a publicly traded company, from 1977 through 2008 and was its chief financial officer from 1978 through 2008. From 1970 until 1976, he was a consultant and securities analyst with International Consultants Ltd. He received his B.A. in Economics and Political Science from the Hebrew University in 1965 and an M.B.A. from the University of Massachusetts in 1969. Mr. Suesskind is currently on the board of directors of Migdal Insurance Company Ltd and Syneron Medical Ltd. He is a member of the Executive Committee and the Investment Advisory Committee of the Jerusalem Foundation and of the Investment Advisory Committee of the Israel academy of science and humanities, and a member of the Board of Trustees of Hebrew University.
P. Howard Edelstein Director since 2008 Age 54	P. Howard Edelstein has served as a member of our board since June 2008. Mr. Edelstein has served as president and chief executive officer of NYFIX, Inc., a provider of financial transaction processing and broker-dealer services, since September 2006 and as a director of NYFIX since October 2006. From January 2006 to September 2006, Mr. Edelstein served as an entrepreneur-in-residence at Warburg Pincus & Co. From July 2003 to December 2005, he served as president, chief executive officer and a director of Radianz, a telecommunications provider to the financial industry. From January 2002 to July 2003, Mr. Edelstein was an entrepreneur-in-residence with Warburg Pincus & Co. From 1993 to April 2001, he served as president and chief executive officer of Thomson Financial ESG, which he founded and which later merged with the Depository Trust & Clearing Corp.’s TradeSuite business to create Omgeo, an industry utility for straight-through processing. Previously, Mr. Edelstein held senior positions at firms such as Dow Jones Telerate and Knight-Ridder. Mr. Edelstein is a director of SkillSoft Corporation, a global provider of e-learning and performance support solutions, and of Alacra Inc., a privately-held company providing business and professional information. Mr. Edelstein holds an M.S. degree in Electrical Engineering from Stanford University and a B.Eng. degree in Electrical Engineering from City College of New York.

Gabriel Eichler Director since 2008 Age 59	Gabriel Eichler has served as a member of our board since December 2008. Mr. Eichler is the senior partner of Benson Oak, an investment banking and private equity firm operating in central Europe with a focus on the Czech Republic and Slovakia, which he founded in 1991. He is also a member and, through 2007, served as chairman, of the supervisory board of AVG Technologies, a security software company incorporated in the Netherlands. Previous executive positions include: from 1999 to 2001, Mr. Eichler served as the chairman, president and chief executive officer of VSŽ, the largest steel company in Central Europe; from 1994 to 1998, he served as vice chairman of ČEZ, the Czech Power Company, where he also served, from 1994 to 1996, as chief financial officer; from 1990 to 1991, Mr. Eichler served as partner and executive vice president at CEDC, a U.S.-based private equity group; and, from 1975 to 1990, he served in various roles at Bank of America, including as regional general manager for Bank of America in Paris, Vienna and Frankfurt and as chief international economist responsible for risk assessment of over 100 countries. Previous non-executive positions include: from 2001 to 2002, Mr. Eichler served as a member of the supervisory board of Slovenská Sporiteĺna, the largest bank in Slovakia; from 1996 to 2001, he served as a member of the board of the EastWest Institute; from 1997 to 1998, Mr. Eichler served as a member of the supervisory board of Česká Pojišt’ovna, the largest Czech insurance company; and, from 1996 to 1997, he served as vice chairman of the supervisory board of ČSOB, the largest bank in the Czech Republic. Mr. Eichler holds a B.A. degree in economics from Brandeis University in Waltham, MA, an M.A. degree in Social Sciences from The University of Chicago and has performed post-graduate Ph.D. work at the University of Toronto.

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee, comprised of independent members of the board, has appointed Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the independent registered public accounting firm (the independent auditors) for Ness Technologies for the fiscal year ending December 31, 2009, subject to ratification by the holders of our common stock. In taking this action, the Audit Committee considered carefully Kost Forer Gabbay & Kasierer’s performance for us in that capacity since its initial retention in 1999, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. We do not expect a representative of Kost Forer Gabbay & Kasierer to be present at the annual meeting.

During fiscal 2008, Kost Forer Gabbay & Kasierer served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Independent Public Accountants” on page 39.

As the members of the Audit Committee value stockholders’ views on our independent auditors, there will be presented at the annual meeting a proposal for the ratification of the appointment of Kost Forer Gabbay & Kasierer. Stockholder ratification of the selection of Kost Forer Gabbay & Kasierer as our independent auditors is not required by our by-laws or otherwise. However, the board is submitting the selection of Kost Forer Gabbay & Kasierer to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests Ness and its stockholders.

The Audit Committee and the board of directors recommend a vote FOR this proposal.

Vote Required

Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of a majority of the votes cast on the matter.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our directors and executive officers. Biographies for our nominees for director may be found in “Proposal No. 1: Election of Directors” on page 14. Additional information about our executive officers may be found following this table.

Name	Age	Position
Aharon Fogel	61	Chairman of the Board of Directors
Sachi Gerlitz	55	President, Chief Executive Officer and Director
Ofer Segev	49	Chief Financial Officer and Executive Vice President
Shachar Efal	44	President, Global Partners and Centers of Excellence and President, NessPRO
Ivan Hruška	49	President, Ness Europe
Effi Kotek	55	President, Ness Israel
Holly Ripley-Boyd	48	President, Ness Software Product Labs and Chief Marketing Officer
Larry Scott	49	President, Ness Global Industries
Michael Zinderman	58	President, Technologies and Systems Group
Atzmon Lifshitz	56	Executive Vice President, Human Resources
Morris Wolfson(1)(2)(3)	48	Director
Satyam C. Cherukuri(1)(3)	52	Director
Dan S. Suesskind(1)(3)	65	Director
P. Howard Edelstein(2)	54	Director
Gabriel Eichler	59	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

Ofer Segev has served as our executive vice president and chief financial officer since April 2007, after joining Ness in March 2007 as an executive vice president. From June 2003 to March 2007, he served as chief financial officer of Attunity, a provider of service-oriented software and solutions in the workplace applications market. From May 2001 to June 2003, Mr. Segev was the chief financial officer of TeleKnowledge Group Ltd., a content commerce platform vendor, and he also served as its chief executive officer from January 2002 to June 2003. From May 2000 to May 2001, he served as chief financial officer of Tundo, a developer of an IP-based voice and media services platform. From 1985 through May 2000, Mr. Segev served at Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, where from 1991 he was a partner and led the high-tech industry practice group, participated in over 20 public offerings in the United States, and, from 1997 to 2000, was a member of the technology steering committee of Ernst & Young International. Mr. Segev holds a B.A. in economics and accounting from Bar-Ilan University in Israel, and has studied at the Kellogg School of Management at Northwestern University.

Shachar Efal has served as president of our Global Partners and Centers Of Excellence group since September 2008, and as president of NessPRO since January 2009. From November 2005 to August 2008, Mr. Efal served as president of Ness Israel. From January 2004 to November 2005, he was president of Managed Services at Ness Israel. From November 1999 to December 2003, Mr. Efal served as president of our Integration and Networking Group. From January 1999 to November 1999, Mr. Efal served as chief executive officer of IPEX ICS, an integration and systems company, and from January 1994 to December 1998, he served as chief executive officer and co-founder of New-X Systems, a networking and systems services company. We acquired IPEX and New-X Systems in November 1999. From January 1993 to December 1993, Mr. Efal served as a consultant of Tefen Consultants, an industrial engineering and information technology consulting firm. Mr. Efal holds a B.Sc. in Management and Industrial Engineering, specializing in Information Systems and Communication Technology, from Ben Gurion University, Israel.

Ivan Hruška has served as president of Ness Europe since April 2004. From September 2002 to March 2004, he served as managing director of Ness CEE. From May 2000 to September 2002, he served at Ness CEE (formerly APP prior to our acquiring it in 2002) as vice president for sales and marketing. From

September 1997 to March 2000, Mr. Hruška served at Scala Business Solutions as vice president for sales in Central and Eastern Europe. Mr. Hruška holds a M.Eng. in Civil Engineering from the Technical University of Kosice, Slovakia.

Effi Kotek has served as president of Ness Israel since September 2008. From January 2008 to August 2008, Mr. Kotek served as deputy president of Ness Israel. From November 2005 to December 2007, he served as senior vice president and managing director of Ness Israel’s Outsourcing Group. From November 2002 to October 2005, Mr. Kotek was senior vice president and managing director of Ness Israel’s Infrastructure and Technology Group. From January 2000 through September 2002, he served as vice president of business development for Ness Israel’s Integration and Networking Group. From January 1999 to December 1999, Mr. Kotek was vice president of sales and marketing for Gilad Software and Systems Integration, a privately-held Israeli integration and networking company, which was acquired by Ness in April 1999. From 1995 to 1998, he was president of Applitech Inc., a privately-held medical technology company. From 1980 to 1995, Mr. Kotek held various positions with leading technology companies, including Bynet Data Communications and Orbotech Inc., and was an officer in the Israeli Defense Forces communication forces. Mr. Kotek is a certified computer systems analyst and holds a bachelors degree in mathematics, with specialization in computer architecture and technology, from Concordia University in Montreal, Canada.

Holly Ripley-Boyd has served as president of Ness Software Product Labs since February 2008 and as our chief marketing officer and executive vice president since December 2007. From July 2008 through January 2009, she served as acting president, Ness North America. From October 2004 through October 2007, she served as chief marketing officer at Symphony Services, a provider of offshore software product development services and end-to-end IT solutions. From October 2002 through February 2004, Ms. Ripley-Boyd was a principal at Mii Technologies, a closely held manufacturing systems company, where she was responsible for business development, marketing and other market-facing initiatives. From September 1999 through June 2002, she served as vice president, global marketing, at Novell affiliate Celerant Consulting, an operational strategy and execution consulting services firm. From 1991 to 1999, Ms. Ripley-Boyd served in several roles at Arthur D. Little, culminating in the role of vice president of marketing. From 1985 to 1990, she served as director of marketing for Fairfield Whitney, a regional search firm. From 1983 through 1985, she worked as a purchasing associate at Digital Equipment Corporation. Ms. Ripley-Boyd holds a B.S. in business and organizational communication from Emerson College, and has studied marketing strategy at Northwestern University’s Kellogg School of Management.

Larry Scott has served as president of Ness Global Industries since September 2008. From July 2006 to July 2008, Mr. Scott served as vice president of global financial services sales for Sun Microsystems, an enterprise network computing infrastructure product and solutions provider. From August 2003 to June 2006, he served as vice president, business integration software for Sun Microsystems. From November 2000 to July 2003, Mr. Scott was vice president and general manager of Mimecom Corporation, a privately-held provider of application and infrastructure management services for e-businesses. From 1997 through October 2000, he was vice president at Cambridge Technology Partners, a provider of management consulting and systems integration services, where he directed the global financial services practice. From 1982 through 1997, Mr. Scott held various leadership positions with technology, consulting and financial industry companies such as CSC Consulting, Fidelity Investments, EJV Partners, Thomson Financial, SEI Corporation and First National Bank of Boston. Mr. Scott holds a degree in economics and political science from Dickinson College.

Michael Zinderman has served as president of Technologies and Systems Group since April 2002. From April 2000 to April 2002, Mr. Zinderman served as the division manager and vice president of Ness Telecom & Systems Group, and from June 1988 to March 2002, he served as the division manager and vice president of Real Time & Systems Group of ATL, an entity Ness acquired in 1999. From May 1981 to May 1988, Mr. Zinderman served as software engineer and projects manager at ATL. From September 1977 to April 1981, Mr. Zinderman served as an electrical engineer at Yona Ushpiz, an electrical engines manufacturing company. Mr. Zinderman holds a B.Sc. in Electronic Engineering from Ben Gurion University, Israel.

Atzmon Lifshitz has served as our executive vice president of human resources since May 2008. From September 2004 to May 2008, Mr. Lifshitz served as corporate vice president of human resources at ECI Telecom Ltd., a global provider of telecommunications infrastructure. From August 2002 to June 2004, he served as managing director of Pilat Israel Ltd., a professional human resources company in Israel. From January 2000 to July 2002, Mr. Lifshitz served as chief operating officer of e-go systems plc., a high-technology company in the United Kingdom that developed services and systems in the field of unified communications services. From 1993 to January 2000, he served as managing director of Telemesser Ltd., an Israeli company in the field of interactive marketing through communications tools. From 1987 to 1993, Mr. Lifshitz served as deputy managing director and vice president of human resources at Fibronics Ltd., a multinational company specializing in data communications. From 1974 to 1987, Mr. Lifshitz served in various roles at the Israeli Prime Minister’s office, the Israeli General Federation of Labor, Bank Leumi Insurance Group, Degem Systems Ltd. and Elscint Ltd. Mr. Lifshitz holds a bachelors degree in political science and labor studies from Tel Aviv University.

There are no family relationships between any of our directors, nominees or executive officers.

As of the date of this proxy statement, there is no material proceeding to which any of our directors, executive officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder, is a party or has a material interest adverse to us or any of our subsidiaries.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Beneficial Ownership Table

The following table sets forth certain information regarding the beneficial ownership of our common stock by:

•	each of our directors,
•	each of our named executive officers,
•	all of our directors and executive officers as a group, and
•	each person, or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock as reflected in such person’s filings with the SEC or as otherwise provided to us.

Beneficial ownership of shares is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes any shares over which a person exercises sole or shared voting or investment power. The table includes the number of shares underlying options that are exercisable within 60 days of April 16, 2009. Common stock subject to these options is deemed to be outstanding for the purpose of computing the ownership percentage of the person holding them, but is not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. As of April 16, 2009, 38,698,531 shares of common stock were issued and outstanding.

Unless otherwise indicated, the address for all of the named executive officers, directors and stockholders named below is c/o Ness Technologies, Inc., Ness Tower, Atidim High-Tech Industrial Park, Building 4, Tel Aviv 61580, Israel. Except as otherwise indicated, the beneficial owners named in the table below have sole voting and investment power with respect to all shares of capital stock held by them.

Name	5% Holder	Director	Nominee	Named Exec.	Shares of Common Stock Beneficially Owned
					Direct	Indirect		Vested Options(1)	Total	% of Class
Citi Venture Capital International(2)	✓				3,657,667	—		—	3,657,667	9.5
Brandywine Global Investment Management, LLC(3)	✓				2,845,528	—		—	2,845,528	7.4
Sachi Gerlitz		✓	✓	✓	—	—		366,667	366,667	*
Ofer Segev				✓	15,000	—		83,333	98,333	*
Shachar Efal				✓	—	—		70,335	70,335	*
Ivan Hruška				✓	—	—		149,669	149,669	*
Michael Zinderman				✓	—	—		111,904	111,904	*
Aharon Fogel		✓	✓		—	—		121,930	121,930	*
Morris Wolfson		✓	✓		—	813,166	(4)	0	813,166	2.1
Satyam C. Cherukuri		✓	✓		—	—		28,000	28,000	*
Dan S. Suesskind		✓	✓		—	—		28,000	28,000	*
P. Howard Edelstein		✓	✓		—	—		0	0	*
Gabriel Eichler		✓	✓		—	—		0	0	*
All directors and executive officers as a group (15 persons)(5)					15,000	813,166		990,505	1,818,671	4.6

*	Represents less than 1%
(1)	Consists of shares of common stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of April 16, 2009.

(2)	Based solely upon a Schedule 13D filed with the SEC on March 28, 2008, CVCIGP II Jersey Investment L.P. (“CVCIGP II Jersey”), Citigroup Venture Capital International Investment G.P. Limited (“CVCI GP”), Citigroup Venture Capital International Delaware Corporation (“CVCID”), Citicorp International Finance Corporation (“CIFC”), Citicorp Banking Corporation (“CBC”) and Citigroup Inc. (“Citigroup”) are the beneficial owners of 3,657,667 shares of common stock. These shares are owned directly by CVCIGP II Jersey, and indirectly by CVCI GP (as general partner of CVCIGP II Jersey), CVCID (through its ownership of CVCI GP), CIFC (through its ownership of CVCID), CBC (through its ownership of CIFC) and Citigroup (through its ownership of CBC). Based solely on a Schedule 13F filed by Citigroup with the SEC on February 25, 2009, Citigroup also beneficially owns 7,290 shares of common stock, which are directly owned by several other subsidiaries of Citigroup. The principal address of CVCIGP II Jersey and CVCI GP is 26 New Street, St. Helier, Jersey, Channel Islands, JE4 8PP; the principal address of CVCID, CIFC and CBC is One Penn’s Way, New Castle, Delaware 19720; and the principal business address of Citigroup is 399 Park Avenue, New York, New York 10043.
(3)	Based solely upon a Schedule 13G/A filed with the SEC on February 17, 2009, Brandywine Global Investment Management, LLC is the beneficial owner of 2,845,528 shares of common stock. The address of Brandywine Global Investment Management, LLC is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.
(4)	Consists of 813,166 shares of common stock held by Morris Wolfson Family LP, a family limited partnership of which Arielle Wolfson, Mr. Wolfson’s wife, is the general partner. Mr. Wolfson disclaims beneficial ownership of these shares except to the extent of his equity interest therein. The address of such entity is One State Street Plaza, New York, New York 10004.
(5)	Includes 30,667 shares of our common stock issuable upon exercise of stock options beneficially owned by four executive officers who are not named executive officers and are therefore not specifically identified in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the Nasdaq Global Market. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to us, we believe that our officers and directors complied with all applicable filing requirements during 2008, except as noted below:

Atzmon Lifshitz filed an Initial Statement of Beneficial Ownership of Securities on Form 3 on May 29, 2008, in connection of his appointment as an executive officer of the company on May 15, 2008; and he filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 on May 29, 2008, in connection with a grant of stock options on May 15, 2008.

P. Howard Edelstein filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 on June 23, 2008, in connection with a grant of stock options on June 16, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

We seek to ensure that (1) rewards are closely linked to company-wide, group, team and individual performance; (2) the interests of our employees are aligned with those of our stockholders; and (3) compensation and benefits are set at levels that enable us to attract, retain and motivate the highly qualified employees necessary to achieve our objectives.

We apply these objectives and policies through base salary levels and the availability of performance-based annual cash incentive compensation (bonus awards) and stock incentive awards. Consistent with a long-term focus, our policy is to make a significant proportion of executive officer compensation dependent on enhancing stockholder value.

Elements of Compensation

The key components of executive compensation are base salary, annual cash incentive compensation, bonus awards, stock option awards and restricted stock unit (“RSU”) awards. Salary is based on factors such as the individual’s performance and level of responsibility. Annual cash incentive compensation is included to encourage our executives to meet our current business plans and objectives. Bonus awards are used to reward exceptional performance. Stock options and RSUs are included to promote a longer-term focus on our success, competitiveness and stockholder value.

Compensation for our executive officers is determined by or approved by our Compensation Committee.

Base Salary

Executive officer base salaries are based on job responsibilities and individual contributions, with reference to base salary levels of executives at peer information technology (“IT”) services companies.

Base salaries are determined by the competitive market and individual performance. In general, the base salary for each employee not covered by an employment contract, including executive officers, is established each year by management based on (1) a compensation range which corresponds to the individual’s job responsibilities, and (2) the individual’s overall individual job performance.

Annual Cash Incentive Compensation

We pay annual cash bonuses to our executive officers under an annual cash incentive compensation policy. Under this policy, annual target cash incentive compensation is defined for each executive at the start of each year, along with performance objectives and payment criteria. Targets for executive officers are based on job responsibilities, with reference to the levels of total cash compensation of executives at peer IT services companies.

The goal of the Compensation Committee is to set annual cash incentive compensation based on terms defined in the individual employment agreements and at a level commensurate with performance against defined annual business objectives. Individual awards are determined with reference to company-wide, group, team and individual performance for the previous fiscal year, based on a range of measures that permit comparisons with competitors’ performances and internal targets set at the start of each fiscal year. Company-wide performance measures include operational, strategic and human resources metrics.

In addition to company-wide measures of performance, the Compensation Committee considers those performance factors particular to each executive officer (i.e., the performance of the division or area for which such executive has management responsibility and the executive’s individual accomplishments).

Performance is assessed annually for each executive officer, shortly after the close of our annual financial statements. Performance against each objective is measured versus our internal annual budgetary targets, which are approved by our board of directors at the start of each year.

The Compensation Committee believes that executive officer annual cash incentive awards for 2008 were consistent with the level of each executive’s individual accomplishments and appropriately reflected company performance.

Executive officer cash incentive compensation targets and performance objectives for 2009 have been set by the Compensation Committee. Performance objectives and associated weights for our chief executive officer and chief financial officer for 2009 may be summarized as follows:

Performance Objective	Chief Executive Officer	Chief Financial Officer
EBIT/DA target of the company	30%	20%
Cash collections of the company	15%	20%
Revenue target of the company	10%	15%
Cash earnings per share of the company	5%	10%
Major business objectives and personal performance objectives(1)	40%	35%

(1)	Major business objectives (“MBOs”) and personal performance objectives (“PPOs”), for the Chief Financial Officer are assigned by the Chief Executive Officer. Those for the Chief Executive Officer are assigned by the board of directors.

Performance objectives and associated weights for our other executive officers for 2009 may be summarized as follows:

Performance Objective	Executive Officers with P&L Ownership	Executive Officers with P&L Ownership and Non-P&L Duties	Executive Officers with Non-P&L Duties
Corporate performance, as measured by revenue and EBIT/DA targets	25%	25%	40%
Revenue target of the executive officer’s business unit	25 – 30%	13 – 20%	—
Operating margin of the executive officer’s business unit	10 – 15%	10 – 13%	—
Cash collections of the executive officer’s business unit	15%	7 – 12%	—
Major business objectives, as assigned by the Chief Executive Officer	15%	25 – 40%	50%
Personal performance objectives, as assigned by the Chief Executive Officer	5%	5%	10%

Each quantitative performance objective (those other than certain MBOs and PPOs) is associated with a numerical target for each executive officer to whom it applies. Incentive payment for achievement of each quantitative performance objective is formula-based, according to the percentage achievement of the numerical target. If achievement of a quantitative performance objective is below a specified threshold percentage of the numerical target for that objective, typically 70%, no award is made with respect to that objective. If achievement is between the threshold and 100% of the target, a linear formula is used to calculate the amount of the award, with 0% being paid at the threshold and 100% being paid at 100% achievement of the target. For achievement above 100% of the target, the linear formula is extended so that higher achievement of that performance objective results in additional payment, up to a maximum payment of 300%. If an executive officer achieves below 40% of the target for one or more quantitative performance objectives, no award will be made to the executive officer for any quantitative performance objectives, regardless of the percentage achievement for the other quantitative performance objectives. The numerical targets for quantitative performance objectives are set slightly above expected achievement levels in order to provide an additional incentive for executive officers to achieve the targets.

For non-quantitative performance objectives (certain MBOs and PPOs), achievement is measured subjectively by the board of directors for the Chief Executive Officer’s objectives, and by the Chief Executive Officer for the objectives of all other executive officers. Payment against non-quantitative performance objectives is linear according to deemed achievement percentages. That is, achievement of 50% results in a 50% payment, 70% in a 70% payment, and 100% in a 100% payment. For achievement of non-quantitative performance objectives below an average of 40%, no award is made. Payment against non-quantitative performance objectives may not exceed 100%.

We followed the same methodology in determining each executive officer’s numerical performance targets this year as in prior years. However, the Compensation Committee anticipates that it may be more difficult to achieve the targets in 2009 than in prior years, due to external factors such as the worldwide economic recession and our inability to predict how long it will last, and the current unusually high volatility in foreign currency exchange rates.

For more information on the maximum annual cash incentive compensation for each named executive, aggregated across all performance objectives for that named executive, please refer to “Employment Arrangements” on page 32.

Bonus Awards

In addition to the annual cash incentive awards described above, we may also pay discretionary cash bonuses to executive officers and other employees from time to time, based on exceptional performance.

Stock Incentive Awards

We periodically grant stock option awards and RSU awards to executives, managers or other senior employees. In addition, we may grant options or RSUs in connection with an executive’s hiring or assumption of a new position. The size of each individual stock incentive grant is based on the position and performance of the employee receiving the grant. All stock incentive grants are approved by the Compensation Committee. Before 2007, the stock options we granted vested based solely on continuing service requirements. Beginning in 2007, we also granted stock options that linked vesting with performance criteria. We first granted RSUs in 2008. Our policy for equity compensation awards is more fully described in “Policies with Respect to Equity Compensation Awards” on page 26.

On February 4, 2008, we granted options to purchase 300,000 shares of our common stock to Mr. Gerlitz at an exercise price of $12.00, which was above the closing price of our common stock on the Nasdaq Stock Market the prior business day. The options vested and became exercisable with respect to one third of the underlying shares on March 16, 2008 and one third of the underlying shares on March 16, 2009 and will vest and become exercisable with respect to the remaining underlying shares on March 16, 2010. To the extent not exercised, the options will expire on February 3, 2013.

On November 16, 2008, we extended the expiration dates of Mr. Hruška’s, Mr. Efal’s and Mr. Zinderman’s options to purchase 43,160, 8,992 and 5,395 shares, respectively, of our common stock from December 31, 2008 to December 31, 2010. The options were fully vested and exercisable at the time they were extended.

On December 8, 2008, we granted options to purchase 142,500, 82,500, 82,500, 67,500 and 67,500 shares of our common stock and 47,500, 27,500, 27,500, 22,500 and 22,500 RSUs to Mr. Gerlitz, Mr. Segev, Mr. Hruška, Mr. Efal and Mr. Zinderman, respectively. The options were granted at an exercise price of $4.53, which was the closing price of our common stock on the Nasdaq Stock Market the prior business day. The options and RSUs will vest and become exercisable with respect to one half of the underlying shares on December 8, 2010, with respect to one quarter of the underlying shares on December 8, 2011 and with respect to the remaining underlying shares on December 8, 2012. To the extent not exercised, the options will expire on December 8, 2015.

Pension Plans

We do not offer a defined benefit pension plan. In each country where we operate, we participate in the pension plan required by local regulatory authorities or dictated by customary norms, such as the Social Security program in the United States, the Severance Pay Law in Israel, the Severance Pay Law in Italy and the Provident Fund in India. These benefits are provided to all employees within each jurisdiction.

Other Elements of Compensation and Perquisites

In addition to the compensation elements previously described, we provide certain additional benefits to our employees. The following table generally illustrates the benefits we do and do not provide and identifies those employees who may be eligible to receive them.

Benefit Plan(1)	Executive Officers	Managers	Full-time Employees
Health insurance(1)	✓	✓	✓
Life/disability insurance(1)	✓	✓	✓
Defined contribution pension plan(2)	✓	✓	✓
Manager’s insurance(3)	✓	✓	✓
Advanced study fund(3)	✓	✓	✓
Defined benefit pension plan	×	×	×
Employee stock ownership plan	×	×	×
Supplemental early retirement plan	×	×	×

✓ Offered     × Not Offered

(1)	Coverage levels and policy details vary by country as a result of local laws and customs.
(2)	Availability and parameters of supplemental defined contribution pension plans vary by country due to local regulations and norms. An example of such a plan is a 401(k) retirement plan in the United States.
(3)	Manager’s insurance and advanced study funds are customary benefits provided to all employees based in Israel (other than those in very junior positions). Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings, and disability insurance premiums. An advanced study fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.

We also provide certain perquisites to our executive officers and selected managers. The following table generally illustrates the perquisites we do and do not provide and identifies those employees who may be eligible to receive them.

Perquisite	Certain Executive Officers	Certain Managers	Full-time Employees
Automobile allowance or company car(1)	✓	✓		(1)
Financial and tax planning services	×	×	×
Country club memberships	×	×	×
Dwellings for personal use(2)	×	×	×
Security services	×	×	×
Driver services	×	×	×
Loan forgiveness	×	×	×

✓ Offered     × Not Offered

(1)	We provide car allowances or company cars only to a small number of executives, except in Israel, where it is customary to provide a company car for employees at senior levels and above.
(2)	We do not provide dwellings for personal use other than for temporary housing as a result of a job relocation.

Compensation Benchmarking and Peer Group

The Compensation Committee periodically compares base salary and incentive compensation programs for our executive officers with those of other leading IT services companies and leading industrial companies to ensure that they are appropriate to our objectives. The Compensation Committee exercises judgment and discretion in the information it reviews and the analyses it considers.

Comparisons of total compensation for individual executive officers are made within the IT services industry by reference to peer companies through informal compensation surveys available to the Compensation Committee. The Compensation Committee also considers broader industry information that it judges to be appropriate, including country-specific information.

The Compensation Committee ensures that compensation for all members of executive management is awarded based on each individual’s personal performance as well as on the overall performance of Ness.

Compensation of the Chief Executive Officer

The compensation of our chief executive officer is determined periodically by the Compensation Committee, taking into account the terms of his existing employment agreement. The chief executive officer does not participate in any decisions regarding his own compensation.

The 2008 compensation of our chief executive officer, Mr. Gerlitz, was based on a variety of factors including those described above, our contractual obligations, a comparison of the compensation of the chief executive officers of comparable companies in the IT services industry and Mr. Gerlitz’s involvement in leading us toward the achievement of our business objectives, including the achievement of specific goals set for Mr. Gerlitz by our board of directors.

The Compensation Committee believes that the compensation of the chief executive officer, including compensation derived from annual cash incentives, bonuses and stock incentive awards, is within the range of compensation paid to comparable industry executives.

Policies with Respect to Equity Compensation Awards

We periodically grant stock incentive awards, including stock options and RSUs, to executives, managers or other senior employees. Typically stock incentive awards are granted for all eligible employees on the same date. We may also grant stock incentive awards in connection with an executive’s hiring or assumption of a new position. The grant date in these situations will vary throughout the year as a consequence of different hiring or promotion dates.

The size of each individual stock incentive award is based on the position and performance of the employee receiving the award. Options may be granted under any of several active stock option plans, some containing provisions specific to Israeli employees, others designed for United States and other employees. RSUs may be granted under our Amended and Restated 2007 Stock Incentive Plan. All stock incentive awards are determined by or approved by the Compensation Committee.

Stock options provide for potential appreciation in stock price from the date that the option is granted to the date that the option is exercised. Options are granted at or above the market value on the grant date, and the grant dates are not selected or manipulated to achieve favorable exercise prices. Under some of our stockholder-approved stock option plans, we may grant stock options at a discount to fair market value, although we have not exercised this right. We do not grant stock options with a so-called “reload” feature, nor do we loan funds to employees to enable them to exercise stock options. Our long-term performance ultimately determines the value of stock options, since gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price.

Generally, stock options vest based on continuing service requirements, rather than upon the achievement of performance goals. Typically our stock option awards vest in three equal parts over three years, although we have granted stock options with varying vesting schedules from time to time. In 2005, we granted some stock options that were fully vested at the time of the grant. Beginning in 2007, we also granted some stock options that include performance-based vesting criteria.

RSUs are an alternate form of deferred compensation and retention mechanism for key employees. RSUs provide recipients with value to the extent of the price of the underlying shares of our common stock at their dates of vesting, and they provide for potential additional value upon the subsequent appreciation of our stock.

Generally, RSUs vest based on continuing service requirements. As of the date of this proxy statement, we have only granted RSUs on one occasion, with a vesting period of four years (half of the underlying shares will vest on the second anniversary of the grant date, another quarter of the underlying shares will vest on the third anniversary of the grant date and the remaining underlying shares will vest on the fourth anniversary of the grant date). Future grants of RSUs may have different vesting schedules.

Employment Agreements

It is our policy to have written employment agreements with all our employees. These agreements set forth the terms under which each employee is employed, including position, duties, term of employment, compensation, ownership of developments, the employee’s obligations to us and our obligations to the employee. Employee obligations generally include non-disclosure of confidential information, non-solicitation of other employees, non-competition and sufficient notice of intent to resign or to refuse to renew the employment agreement. Our obligations generally provide for notice, or pay in lieu of notice, in case of termination other than for cause.

For executive officers and certain managers, the employment agreements may also contain provisions regarding stock incentive awards, perquisites, extended termination notice periods, and severance payments following change-of-control events or constructive termination. Furthermore, our stock incentive plans permit our board of directors to accelerate the vesting of previously-granted but unvested stock options, restricted stock and RSUs in connection with a change-of-control event.

We have filed our employment agreements with our named executive officers and our stock incentive plans with the SEC.

COMPENSATION COMMITTEE MATTERS

The Compensation Committee approves equity-based compensation for the company, reviews and approves compensation for our executive officers, including the named executive officers, and sets compensation for our chief executive officer. A copy of the Compensation Committee Charter is available on our web site at investor.ness.com under the heading “Board Committees.”

The members of the Compensation Committee at December 31, 2008 were Mr. Wolfson and Mr. Edelstein, both of whom are independent directors. The Compensation Committee met five times during 2008, and each committee member attended all meetings held during the period when he served. The Compensation Committee may utilize outside consultants from time to time during the year.

The Compensation Committee has furnished the following report on executive compensation for fiscal 2008.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the preceding “Compensation Discussion and Analysis” beginning on page 22 of this proxy statement. Based on the review and discussion, the Compensation Committee has recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Stock Option and Compensation Committee

Morris Wolfson, Chairperson
P. Howard Edelstein

Compensation Committee Interlocks and Insider Participation

Our Stock Option and Compensation Committee consists of Mr. Wolfson and Mr. Edelstein. Except as set forth in “Transactions with Related Persons, Promoters and Certain Control Persons” on page 13 and “Director Compensation” on page 36, none of such directors was a party to any transaction with Ness that requires disclosure under Items 404 or 407(e)(4)(iii) of Regulation S-K.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth information with respect to compensation earned by our chief executive officer, our chief financial officer and our other three most highly compensated executive officers for each of the last three years. We refer to these executive officers as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Sachi Gerlitz(1) President and Chief Executive Officer	2008	461,382	—	3,011	572,205	264,118	—	92,776	1,393,492
	2007	368,811	—	—	163,175	125,000	—	246,404	903,391
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ofer Segev(2) Chief Financial Officer and EVP	2008	284,374	—	1,743	152,383	198,088	—	68,844	705,432
	2007	177,438	50,000	—	76,023	100,000	—	26,877	430,338
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Shachar Efal President, Global Partners and Centers of Excellence and President, NessPRO	2008	295,718	83,652	1,426	100,781	188,461	—	70,877	740,916
	2007	225,225	35,000	—	54,463	189,650	—	143,116	647,454
	2006	208,256	50,000	—	1,968	—	—	51,074	311,298

Ivan Hruška President, Ness Europe	2008	429,814	—	1,743	120,995	320,930	—	22,877	896,359
	2007	305,061	104,279	—	64,761	221,657	—	16,740	712,499
	2006	249,594	—	—	1,057	83,198	—	13,997	347,845
Michael Zinderman President, Technologies and Systems Group	2008	282,688	—	1,426	110,205	252,295	—	103,246	749,860
	2007	222,513	100,000	—	65,553	150,000	—	52,764	590,829
	2006	203,914	—	—	7,161	125,000	—	52,871	388,947

(1)	Mr. Gerlitz assumed the position of president and chief executive officer on March 16, 2007.
(2)	Mr. Segev assumed the position of chief financial officer and executive vice president on April 1, 2007.
(3)	Includes the items identified below:

All Other Compensation	Year	Mr. Gerlitz ($)	Mr. Segev ($)	Mr. Efal ($)	Mr. Hruška ($)	Mr. Zinderman ($)
Sign-on bonuses	2008	—	—	—	—	—
	2007	175,000	—	—	—	—
	2006	N/A	N/A	—	—	—
Retention bonuses	2008	—	—	—	—	—
	2007	—	—	90,000	—	—
	2006	N/A	N/A	—	—	—
Pay-out of unused vacation days	2008	—	—	—	—	29,972
	2007	—	—	—	—	—
	2006	N/A	N/A	—	—	—
Personal use of company car(i)	2008	12,924	9,737	11,433	17,164	12,966
	2007	9,319	2,856	8,991	12,642	6,785
	2006	N/A	N/A	8,430	11,355	6,730

All Other Compensation		Year	Mr. Gerlitz ($)	Mr. Segev ($)	Mr. Efal ($)	Mr. Hruška ($)	Mr. Zinderman ($)
Personal use of company cell phone(ii)		2008	5,142	1,358	3,265	1,800	2,349
		2007	3,799	640	1,642	1,080	2,863
		2006	N/A	N/A	2,316	720	2,900
Contributions to manager’s insurance (retirement)		2008	14,976	13,465	11,573	—	11,636
		2007	4,401	4,398	7,515	—	7,381
		2006	N/A	N/A	6,768	—	8,483
Contributions to manager’s insurance (severence)		2008	24,961	22,442	19,288	—	19,394
		2007	27,884	7,326	17,511	—	17,105
		2006	N/A	N/A	16,156	—	14,138
Contributions to advanced study fund		2008	3,943	3,943	3,943	—	3,943
		2007	3,441	1,434	3,441	—	3,441
		2006	N/A	N/A	3,174	—	3,176
Premiums for health insurance		2008	164	164	164	3,163	452
		2007	121	4,788	120	2,518	359
		2006	N/A	N/A	112	1,200	349
Premiums for disability insurance		2008	10,390	1,176	1,240	—	1,604
		2007	9,400	440	1,046	—	698
		2006	N/A	N/A	2,103	—	4,681
Recreational allowance		2008	554	461	1,200	—	1,200
		2007	380	161	1,006	—	1,006
		2006	N/A	N/A	1,106	—	928
Tax gross-up for imputed income from personal use of a company car	*	2008	17,460	14,300	17,529	—	17,842
		2007	10,870	3,369	10,849	—	11,075
		2006	N/A	N/A	9,964	—	10,167
Tax gross-up for imputed income from meal allowances	*	2008	358	293	360	—	366
		2007	—	—	—	—	485
		2006	N/A	N/A	—	—	209
Tax gross-up for imputed income related to a holiday gift	*	2008	90	73	90	—	91
		2007	126	27	126	—	126
		2006	N/A	N/A	69	—	52
All other perquisites	*	2008	1,814	1,430	793	750	1,430
		2007	1,663	1,439	869	500	1,439
		2006	N/A	N/A	876	722	1,059

*	Indicates a perquisite
(i)	Assumes that the company car was used for personal use 30% of the time.
(ii)	Assumes that the cell phone was used for personal use 30% of the time.

Grants of Plan-Based Awards

The following table sets forth certain information regarding non-equity incentive plan, stock and stock option grants made to the named executive officers during the year ended December 31, 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant-Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Sachi Gerlitz	9-Apr-08	125,000	320,000	560,000	—	—	—	—	—	—	—
Ofer Segev	9-Apr-08	43,200	240,000	372,000	—	—	—	—	—	—	—
Shachar Efal	9-Apr-08	20,000	250,000	450,000	—	—	—	—	—	—	—
Ivan Hruška	9-Apr-08	24,800	310,000	558,000	—	—	—	—	—	—	—
Michael Zinderman	9-Apr-08	24,000	220,000	380,000	—	—	—	—	—	—	—
Sachi Gerlitz	8-Dec-08	—	—	—	—	—	—	47,500	—	—	215,175
Ofer Segev	8-Dec-08	—	—	—	—	—	—	27,500	—	—	124,575
Shachar Efal	8-Dec-08	—	—	—	—	—	—	22,500	—	—	101,925
Ivan Hruška	8-Dec-08	—	—	—	—	—	—	27,500	—	—	124,575
Michael Zinderman	8-Dec-08	—	—	—	—	—	—	22,500	—	—	101,925
Sachi Gerlitz	4-Feb-08	—	—	—	—	—	—	—	300,000	12.00	453,677
	8-Dec-08	—	—	—	—	—	—	—	142,500	4.53	224,483
Ofer Segev	8-Dec-08	—	—	—	—	—	—	—	82,500	4.53	129,964
Shachar Efal(2)	16-Nov-08	—	—	—	—	—	—	—	8,992	8.47	2,623
	8-Dec-08	—	—	—	—	—	—	—	67,500	4.53	106,334
Ivan Hruška(2)	16-Nov-08	—	—	—	—	—	—	—	25,451	8.47	7,424
	16-Nov-08	—	—	—	—	—	—	—	17,709	8.90	4,568
	8-Dec-08	—	—	—	—	—	—	—	82,500	4.53	129,964
Michael Zinderman(2)	16-Nov-08	—	—	—	—	—	—	—	5,395	8.47	1,574
	8-Dec-08	—	—	—	—	—	—	—	67,500	4.53	106,334

(1)	“Target” payouts assume 100% achievement of each performance objective for each non-equity incentive plan grant; “Threshold” payouts assume achievement of the specified threshold percentage for each quantitative performance objective, and 40% achievement for each non-quantitative performance objective; “Maximum” assumes the theoretical 2008 incentive payment cap, or 200%, of each quantitative performance target and 100% achievement of each non-quantitative performance objective. Potential payouts under non-equity incentive plan awards for 2009 are more fully described in “Annual Cash Incentive Compensation” on page 22. The “Threshold” payout for Mr. Gerlitz is as specified in his employment contract.
(2)	On November 16, 2008, we extended the expiration dates of certain outstanding options held by Mr. Hruška, Mr. Efal and Mr. Zinderman from December 31, 2008 to December 31, 2010, resulting in the deemed cancellation of the old options and grant of replacement options. Pursuant to the terms of the old options, the replacement options are immediately exercisable.

Employment Arrangements

We enter into written employment agreements with our executive officers outlining the terms of their employment at Ness, including compensation parameters. The material terms of our employment agreements with our named executives are described below, including their current salaries and annual cash incentive compensation targets. For more detail on how annual cash incentive compensation is awarded, see “Annual Cash Incentive Compensation” on page 22.

Sachi Gerlitz

On March 12, 2007, we entered into an employment agreement with Issachar (Sachi) Gerlitz. Mr. Gerlitz began his employment on January 8, 2007 and on March 16, 2007 he assumed the role of president and chief executive officer. The current term of the agreement expires on December 31, 2009, but is automatically extended for successive one-year periods, unless terminated by either party upon written notice no later than six months prior to the expiration of the then-existing term. Mr. Gerlitz’s compensation is denominated in New Israeli Shekels (“NIS”). His annual base salary for 2009, which was approved by the Compensation Committee, is approximately $349,486, and the Compensation Committee also granted him an annual cash incentive award for 2009 with a target of approximately $305,635, based on the achievement of certain goals relating to the performance of the company, using the dollar-to-NIS exchange rate of March 31, 2009, except that the terms of his employment agreement provide that Mr. Gerlitz’s annual cash incentive payment may not be less than $125,000. We may terminate the agreement by providing Mr. Gerlitz with twelve months of prior written notice, and Mr. Gerlitz may terminate the agreement by providing us with six months of prior written notice. However, we may terminate Mr. Gerlitz for cause immediately if he is convicted of committing a felony. Except for termination by us for serious misconduct, Mr. Gerlitz will be entitled to all amounts deposited in his favor in pension funds, including payments made for severance pay. The agreement also contains customary assignment of rights, confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply during Mr. Gerlitz’s employment and for one year thereafter.

On February 4, 2008, pursuant to the terms of the employment agreement, we granted Mr. Gerlitz options to buy 300,000 shares of our common stock at an exercise price of $12.00, which was above the closing price of our common stock on the Nasdaq Stock Market the prior business day. The options vested and became exercisable with respect to one third of the underlying shares on March 16, 2008 and one third of the underlying shares on March 16, 2009 and will vest and become exercisable with respect to the remaining underlying shares on March 16, 2010. To the extent not exercised, the options will expire on February 3, 2013.

Ofer Segev

On March 12, 2007, we entered into an employment agreement with Ofer Segev. Mr. Segev began his employment on March 1, 2007 and on April 1, 2007 he assumed the role of chief financial officer and executive vice president. The current term of the agreement expires on December 31, 2009, but is automatically extended for successive one-year periods, unless terminated by either party upon written notice no later than six months prior to the expiration of the then-existing term. Mr. Segev’s compensation is denominated in NIS. His annual base salary for 2009, which was approved by the Compensation Committee, is approximately $227,309, and the Compensation Committee also granted him an annual cash incentive award for 2009 with a target of approximately $229,226, based on the achievement of certain goals relating to the performance of the company, using the dollar-to-NIS exchange rate of March 31, 2009. We may terminate the agreement by providing Mr. Segev with nine months of prior written notice, and Mr. Segev may terminate the agreement by providing us with six months of prior written notice. However, we may terminate Mr. Segev for cause immediately if he is convicted of committing a felony. Except for termination by us for serious misconduct, Mr. Segev will be entitled to all amounts deposited in his favor in pension funds, including payments made for severance pay. The agreement also contains customary assignment of rights, confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply during Mr. Segev’s employment and for one year thereafter.

Shachar Efal

On August 10, 2005, we entered into an employment agreement with Shachar Efal, effective as of July 1, 2005. The current term of the agreement expires on June 30, 2009, but is automatically extended for successive one year periods unless terminated as described below. Mr. Efal’s compensation is denominated in NIS. His annual base salary for 2009, which was approved by the Compensation Committee, is approximately $231,375, and the Compensation Committee also granted him an annual cash incentive award for 2009 with a target of approximately $238,777, based on the achievement of certain goals relating to the performance of his business unit and the company, using the dollar-to-NIS exchange rate of March 31, 2009. We may terminate Mr. Efal’s employment by providing three months prior notice, and Mr. Efal may terminate his employment by providing us with three months prior notice. If we terminate Mr. Efal’s employment other than for cause, Mr. Efal will be entitled to his base salary through the date of termination and for six months thereafter and to all amounts deposited in his favor in pension funds, including payments made for severance pay. If Mr. Efal terminates his employment other than for cause, Mr. Efal will be entitled to his base salary through the date of termination and, at the discretion of our chief executive officer, for up to three months thereafter and to all amounts deposited in his favor in pension funds, including payments made for severance pay. However, if Mr. Efal is terminated for cause or resigns in such situation, Mr. Efal will not be entitled to receive any base salary after the date his employment ceases or any amount deposited on his behalf in any pension fund. The agreement also contains customary confidentiality and non-competition provisions. The non-competition provisions apply during Mr. Efal’s employment and for one year thereafter.

We entered into a bonus agreement with Mr. Efal, dated as of April 1, 2007, under the terms of which Mr. Efal received a special retention bonus of approximately $90,000, based on the dollar-to-NIS exchange rate of May 1, 2007, in return for his commitment not to resign before December 31, 2009. If Mr. Efal resigns before that date, he is required to return a pro rata portion of the special retention bonus according to his termination date.

Ivan Hruška

We entered into an employment contract with Mr. Hruška, dated December 29, 2006, replacing a previous employment contract with him. Mr. Hruška may be deemed to be an employee-at-will because his agreement does not specify a term of employment. Mr. Hruška’s compensation is denominated in Slovak Koruna (“SKK”). His annual base salary for 2009, which was approved by the Compensation Committee, is approximately $392,621, and the Compensation Committee also granted him an annual cash incentive award for 2009 with a target of approximately $291,157, based on the achievement of certain goals relating to the performance of his business unit and the company, using the dollar-to-SKK exchange rate of March 31, 2009. Either party may terminate the agreement by giving six months’ prior written notice to the other party. The agreement also contains customary assignment of rights, confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply during Mr. Hruška’s employment and for six months and one year thereafter, respectively.

Michael Zinderman

On April 1, 2006, we entered into an employment agreement with Michael Zinderman, effective as of January 1, 2006, and amended on April 1, 2007. The current term of the agreement expires on December 31, 2009, but is automatically extended for successive one year periods unless terminated as described below. Mr. Zinderman’s compensation is denominated in NIS. His annual base salary for 2009, which was approved by the Compensation Committee, is approximately $233,289, and the Compensation Committee also granted him an annual cash incentive award for 2009 with a target of approximately $191,022, based on the achievement of certain goals relating to the performance of his business unit and the company, using the dollar-to-NIS exchange rate of March 31, 2009. We may terminate Mr. Zinderman’s employment by providing twelve months prior notice, and Mr. Zinderman may terminate his employment by providing us with twelve months prior notice. In either event, Mr. Zinderman will be entitled to all amounts deposited in his favor in pension funds, including payments made for severance pay. The agreement also contains customary assignment of rights, confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply during Mr. Zinderman’s employment and for one year thereafter.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards held by the named executive officers as of December 31, 2008. All of the options held as of this date were fully vested, except as noted.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(5)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Sachi Gerlitz	83,333	166,667	(1)	—	13.00	31-Dec-11	—		—	—	—
	100,000	200,000	(2)	—	12.00	3-Feb-13	—		—	—	—
	—	142,500	(3)	—	4.53	8-Dec-15	—		—	—	—
	—	—		—	—	—	47,500	(4)	203,300	—	—
Ofer Segev	33,333	66,667	(1)	—	13.00	31-Dec-11	—		—	—	—
	16,666	33,334	(5)	—	12.00	27-Aug-12	—		—	—	—
	—	82,500	(3)	—	4.53	8-Dec-15	—		—	—	—
	—	—		—	—	—	27,500	(4)	117,700	—	—
Shachar Efal	8,992	—		—	8.47	31-Dec-10	—		—	—	—
	6,676	—		—	11.82	31-Dec-10	—		—	—	—
	—	32,000	(6)	—	14.27	30-Jun-10	—		—	—	—
	33,333	66,667	(5)	—	12.00	27-Aug-12	—		—	—	—
	—	67,500	(3)	—	4.53	8-Dec-15	—		—	—	—
	—	—		—	—	—	22,500	(4)	96,300	—	—
Ivan Hruška	25,176	—		—	11.82	31-Dec-10	—		—	—	—
	25,451	—		—	8.47	31-Dec-10	—		—	—	—
	17,709	—		—	8.90	31-Dec-10	—		—	—	—
	20,000	—		—	11.82	31-Dec-10	—		—	—	—
	—	42,000	(6)	—	14.27	30-Jun-10	—		—	—	—
	33,333	66,667	(5)	—	12.00	27-Aug-12	—		—	—	—
	—	82,500	(3)	—	4.53	8-Dec-15	—		—	—	—
	—	—		—	—	—	27,500	(4)	117,700	—	—
Michael Zinderman	5,395	—		—	8.47	31-Dec-10	—		—	—	—
	25,176	—		—	11.82	31-Dec-10	—		—	—	—
	20,000	—		—	11.82	31-Dec-10	—		—	—	—
	—	42,000	(6)	—	14.27	30-Jun-10	—		—	—	—
	33,333	66,667	(5)	—	12.00	27-Aug-12	—		—	—	—
	—	67,500	(3)	—	4.53	8-Dec-15	—		—	—	—
	—	—		—	—	—	22,500	(4)	96,300	—	—

(1)	These options were granted on March 16, 2007. One third of the options vested on March 16, 2008, one third vested on March 16, 2009 and the remainder will vest on March 16, 2010.
(2)	These options were granted on February 4, 2008. One third of the options vested on March 16, 2008, one third vested on March 16, 2009 and the remainder will vest on March 16, 2010.
(3)	These options were granted on December 8, 2008. One half of the options will vest on December 8, 2010, one quarter will vest on December 8, 2011 and the remainder will vest on December 8, 2012.
(4)	These RSUs were granted on December 8, 2008. One half of the RSUs will vest on December 8, 2010, one quarter will vest on December 8, 2011 and the remainder will vest on December 8, 2012.
(5)	These options were granted on August 28, 2007. One third of the options vested on August 28, 2008, one third will vest on August 28, 2009 and one third will vest on August 28, 2010.
(6)	These options were granted on January 4, 2007. Two thirds of the options will vest on April 1, 2009 and one third will vest on April 1, 2010, subject to certain performance criteria. From April 1, 2010 to April 30, 2010, the grantees have the right to redeem any vested unexercised options outstanding on April 1, 2010 at the price of $4.50 per share.

Option Exercises and Stock Vested

No stock options or similar instruments were exercised by our named executive officers and no restricted stock, RSUs or similar instruments held by our named executive officers vested during the fiscal year ended December 31, 2008.

Pension Benefits

We do not provide a defined benefit pension plan for our employees.

Nonqualified Deferred Compensation

None of our named executives participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2008.

Potential Payments Upon Termination or Change-in-Control

The following table provides sets forth information regarding the estimated payments that each named executive officer would receive upon a termination or change in control of the company, assuming that the triggering event occurred on December 31, 2008.

Type of Event	Voluntary Resignation	Termination for Cause	Termination Not for Cause	Constructive Termination	Retirement	Death	Disability	Change in Control of the Company
Sachi Gerlitz
Accumulated and unused leave	32,057	32,057	32,057	32,057	32,057	32,057	32,057	32,057
Severance payment, paid over time(1)	212,554	—	318,831	318,831	318,831	—	318,831	318,831
Pension plan payments(2)	58,726	—	58,726	58,726	58,726	58,726	58,726	58,726
Pro-rata annual cash incentive payment	160,000	—	240,000	240,000	240,000	240,000	240,000	240,000
Value of accelerated options	—	—	—	—	—	—	—	—
Ofer Segev
Accumulated and unused leave	10,787	10,787	10,787	10,787	10,787	10,787	10,787	10,787
Severance payment, paid over time(1)	138,045	—	207,067	207,067	207,067	—	207,067	207,067
Pension plan payments(2)	27,937	—	27,937	27,937	27,937	27,937	27,937	27,937
Pro-rata annual cash incentive payment	120,000	—	180,000	180,000	180,000	180,000	180,000	180,000
Value of accelerated options	—	—	—	—	—	—	—	—
Shachar Efal
Accumulated and unused leave	(2,693)	(2,693)	(2,693)	(2,693)	(2,693)	(2,693)	(2,693)	(2,693)
Severance payment, paid over time(1)	141,885	—	212,828	212,828	212,828	—	212,828	212,828
Pension plan payments(2)	302,266	—	302,266	302,266	302,266	302,266	302,266	302,266
Pro-rata annual cash incentive payment	125,000	—	187,500	187,500	187,500	187,500	187,500	187,500
Ivan Hruška
Accumulated and unused leave	42,878	42,878	42,878	42,878	42,878	42,878	42,878	42,878
Severance payment, paid over time(1)	217,947	—	217,947	217,947	217,947	—	217,947	217,947
Pro-rata annual cash incentive payment	155,000	—	155,000	155,000	155,000	155,000	155,000	155,000
Michael Zinderman
Accumulated and unused leave	69,597	69,597	69,597	69,597	69,597	69,597	69,597	69,597
Severance payment, paid over time(1)	273,719	273,719	273,719	273,719	273,719	—	273,719	273,719
Pension plan payments(2)	572,366	572,366	572,366	572,366	572,366	572,366	572,366	572,366
Pro-rata annual cash incentive payment	220,000	220,000	220,000	220,000	220,000	220,000	220,000	220,000

(1)	Computed as the sum of salary, benefits and perquisites that the executive would have received had he remained in his position through the end of his severance period, to be paid via the company’s payroll process through said date. These benefits and perquisites would be, to the best of our ability to currently estimate, in proportion to the benefits and perquisites described in the footnote to the “All Other Compensation” column of the Summary Compensation Table for the executive.
(2)	Represents deposits to pension programs earmarked as retirement pay and severance pay.

The following table provides sets forth information regarding the continuing obligations that each named executive officer would have upon a termination or change in control of the company.

Type of Event	Mr. Gerlitz	Mr. Segev	Mr. Efal	Mr. Hruška	Mr. Zinderman
Term of certain obligations from event date:
Confidentiality obligation	3 years	3 years	Unlimited	3 years	Unlimited
Non-compete obligation	1 year	1 year	1 year	6 months	1 year
Non-solicitation obligation	1 year	1 year	1 year	1 year	1 year
Non-disparagement obligation	Not stated	Not stated	Not stated	Not stated	Not stated

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each non-employee director who served on our board of directors during the year ended December 31, 2008. Directors who are employees are not compensated for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Aharon Fogel	—	—	90,024	—	—	254,088	344,113
Morris Wolfson	13,200	—	—	—	—	—	13,200
Dr. Satyam Cherukuri	29,334	—	33,838	—	—	—	63,172
Dan S. Suesskind	27,200	—	33,838	—	—	—	61,038
P. Howard Edelstein	11,700	—	6,841	—	—	—	18,541
Gabriel Eichler	1,650	—	477	—	—	—	2,127
Dr. Henry Kressel(3)	—	—	—	—	—	—	—
Dr. Kenneth A. Pickar(3)	13,452	—	33,838	—	—	—	47,291

(1)	On February 18, 2008, we extended the expiration dates of Mr. Fogel’s options to purchase 170,709 of our common shares from February 29, 2008 to August 31, 2008, and the incremental value of the extension pursuant to SFAS 123(R) is set forth above. For the other directors, the figures given are the SFAS 123(R) expenses, if any, attributable to vesting of options granted to them.
(2)	For Mr. Fogel, consists of $251,718 in compensation for advisory services, $1,673 in personal use of a company cell phone and $697 in perquisites. Mr. Fogel does not receive an annual retainer or board meeting fees.
(3)	Dr. Kressel and Dr. Pickar served as independent directors through our June 16, 2008 annual stockholders’ meeting.

Each of our independent directors receives options to purchase 15,000 shares of our common stock upon election to our board of directors and a $15,000 annual retainer. In addition, each independent director receives $5,000 annually for service on our Audit Committee, $1,200 for each board or committee meeting attended in person, $800 for each board or committee meeting attended via telephone, and $400 for participation in each purely telephonic board or committee meeting. We may also grant stock options to these directors from time to time, at or above market price, as an additional performance incentive. All members of our board of directors are eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings of the board of directors and its committees.

On June 16, 2008, in connection with his election to our board of directors, we granted options to purchase 15,000 shares of our common stock to Mr. Edelstein at an exercise price of $12.00, above the closing price of our common stock on the Nasdaq Global Market the prior business day. These options will vest and become exercisable with respect to one third of the underlying shares on June 16, 2009, with respect to one third of the underlying shares on June 16, 2010 and with respect to the remaining underlying shares on June 16, 2011. These options, if not previously exercised or redeemed, will expire on June 16, 2013.

On December 8, 2008, in connection with his election to our board of directors, we granted options to purchase 15,000 shares of our common stock to Mr. Eichler at an exercise price of $4.53, the closing price of our common stock on the Nasdaq Stock Market the prior business day. These options will vest and become exercisable with respect to one third of the underlying shares on December 8, 2009, with respect to one third of the underlying shares on December 8, 2010 and with respect to the remaining underlying shares on December 8, 2011. These options, if not previously exercised or redeemed, will expire on December 8, 2015.

On January 13, 2009, we granted options to purchase 20,000 shares of our common stock to each of Mr. Wolfson, Dr. Cherukuri, Mr. Suesskind, Mr. Edelstein and Mr. Eichler, and options to purchase 60,000 shares of our common stock to Mr. Fogel, at an exercise price of $4.53, above the closing price of our common stock on the Nasdaq Stock Market the prior business day. These options will vest and become exercisable with respect to one third of the underlying shares on January 13, 2010, with respect to one third of the underlying shares on January 13, 2011 and with respect to the remaining underlying shares on January 13, 2012. To the extent not exercised, these options will expire on January 13, 2016.

We entered into an agreement with Mr. Fogel, our chairman of the board, on August 1, 1999, and amended such agreement as of May 31, 2001 and May 8, 2006. The current term expires on July 31, 2009 and is automatically extended for successive one-year periods, unless terminated by either party by providing written notice at least twelve months prior to the expiration of the then-existing term. Mr. Fogel is required to devote at least 50% of his time and efforts to the performance of his duties to Ness. Mr. Fogel’s annual base compensation is currently $144,000, and he is eligible to receive an annual bonus, subject to board approval, of up to 40% of the cash incentive compensation awarded to our chief executive officer. Over the years, Mr. Fogel has received options to purchase a total of 488,192 shares of our common stock at exercise prices of $0.58 per share (for 86,316 shares), $8.47 (for 279,946) and $11.82 (for 121,930), all of which are currently vested; and options to purchase 60,000 shares of our common stock at an exercise price of $4.53, as described above. During 2008, we extended the expiration dates of Mr. Fogel’s options to purchase 170,709 of our common shares from February 29, 2008 to August 31, 2008. We may terminate Mr. Fogel for cause, as defined in the agreement, immediately or for any other reason upon twelve months’ prior written notice. In the event of termination for cause, Mr. Fogel will be entitled to his base annual base compensation through the termination date. However, if the agreement is terminated for any other reason by either party, Mr. Fogel will be entitled to receive his base annual base compensation and all amounts deposited in his favor in any pension funds, including payments made for severance purposes. The agreement also contains customary confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply during the term of the agreement and for one year thereafter.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 about the common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance (Excluding Securities Reflected in 1st Column)
Equity compensation plans approved by security holders	5,563,213	9.91	2,060,770
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	5,563,213	9.91	2,060,770

(1)	The number of shares is subject to adjustments in the event of stock splits and other similar events.

INDEPENDENT PUBLIC ACCOUNTANTS

Accounting Fees

The following table describes fees for professional audit services rendered by our independent public accounting firm, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered accounting firm, for the audit of our annual financial statements for the years ended December 31, 2007 and December 31, 2008, and fees billed for other services rendered by Kost Forer Gabbay & Kasierer and other Ernst & Young Global affiliates during those periods.

Type of Fee	2007	2008
	(In Thousands)
Audit Fees(1)	$1,562	$1,640
Audit-Related Fees(2)	—	428
Tax Fees(3)	421	249
All Other Fees	—	—
Total	$1,983	$2,318

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, including with respect to Sarbanes-Oxley compliance.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and are not reported under “Audit Fees.” These services relate to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services related to standard corporate actions.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between us and our independent auditors. Kost Forer Gabbay & Kasierer’s engagement to conduct our audit was approved by the Audit Committee on January 13, 2009. Additionally, each permissible non-audit engagement or relationship between Ness and Kost Forer Gabbay & Kasierer or other Ernst & Young Global affiliates entered into since that date has been reviewed and approved by the Audit Committee, as provided in its charter.

We have been advised by Kost Forer Gabbay & Kasierer that substantially all of the work done in conjunction with its audit of our financial statements for the most recent fiscal year was performed by permanent full-time employees and partners of Kost Forer Gabbay & Kasierer or other Ernst & Young Global affiliates.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The members of the Audit Committee at December 31, 2008 were Dr. Cherukuri, Mr. Suesskind and Mr. Wolfson, all of whom are independent directors. The Audit Committee met four times during 2008, and each committee member attended all meetings held during the period when he served. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accordance with applicable requirements for corporate audit committees.

A copy of the Audit Committee Charter is available on our web site at investor.ness.com under the heading “Board Committees.” Our independent auditors are responsible for auditing our financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee’s role does not provide any special assurances with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In connection with the audit of our financial statements for the year ended December 31, 2008, the Audit Committee met with representatives from our independent registered public accounting firm, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global. The Audit Committee reviewed and discussed with Kost Forer Gabbay & Kasierer the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

On February 2, 2009, the Audit Committee received from Kost Forer Gabbay & Kasierer the written disclosures and the letter regarding Kost Forer Gabbay & Kasierer’s communications with the Audit Committee concerning independence required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee reviewed and discussed with Ness management the audited financial statements relating to fiscal year ended December 31, 2008 and discussed with Kost Forer Gabbay & Kasierer the independence of Kost Forer Gabbay & Kasierer.

Based upon review and discussions described above, the Audit Committee recommended to the board of directors that the financial statements audited by Kost Forer Gabbay & Kasierer be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Audit Committee

Dr. Satyam C. Cherukuri, Chairperson
Dan S. Suesskind
Morris Wolfson

OTHER MATTERS

Our board of directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

NESS TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS — JUNE 15, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Ness Technologies, Inc., a Delaware corporation (the “Company”), hereby appoints Sachi Gerlitz, Ofer Segev and Ilan Rotem with full power of substitution and to each substitute appointed pursuant to such power, as proxy or proxies, to cast all votes as designated hereon, which the undersigned stockholder is entitled to cast at the Company’s Annual Meeting of the Stockholders (the “Annual Meeting”) to be held at 2:00 p.m., local time, on June 15, 2009 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, NY 10022, and at any and all adjournments and postponements thereof, with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Notice and Proxy Statement, and (ii) in their discretion with respect to any other business that may properly come before the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) “FOR” the election of all nominees; (2) “FOR” the ratification of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and (3) in accordance with the discretion of the proxy or proxies with respect to any other business transacted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on June 15, 2009

This proxy statement, our form of proxy card and our annual report on Form 10-K for the year ended
December 31, 2008 are available on the Internet at the following address:

http://proxymaterials.ness.com

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES
AND “FOR” PROPOSAL 2.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of nominees named below to the Board of Directors of the Company.
☐	FOR ALL NOMINEES.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES.
☐	FOR ALL EXCEPT (See instructions below)
Nominees:	☐ Aharon Fogel ☐ Sachi Gerlitz ☐ Morris Wolfson ☐ Dr. Satyam C. Cherukuri ☐ Dan S. Suesskind ☐ P. Howard Edelstein ☐ Gabriel Eichler

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD
AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE: ___________________	(Signature of Stockholder)
DATE: ___________________	(Signature of Stockholder)
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.